Page 1 of 3 pages

                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    September 11, 1998


                       SOUTHWARD VENTURES DEPOSITARY TRUST
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             (Exact Name of Registrant as Specified in its Charter)


          FLORIDA                   2-77085               59-6737200
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(State or other Jurisdiction of   (Commission          (I.R.S. Employer
Incorporation or Organization)    File Number)        Identification No.)


                          c/o Gino J. DiMarco, Trustee
                  2900 HIGH RIDGE ROAD, BOYNTON BEACH, FLORIDA 33426
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                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code   (561) 582-2755


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                                                               Page 2 of 3 Pages

                                     ITEM I

                        CHANGES IN CONTROL OF REGISTRANT

         On June 19, 1998 the Registrant reported that a Purchase and Sales Agreement (hereinafter referred to as the "Agreement") was executed on June 15, 1998 by Indeco, Inc. and T.D. Fender, who is the sole Shareholder and President of Southward Acquisition Corporation. Southward Acquisition Corporation is the owner of 21,103 units of beneficial interest of the Registrant which constitutes 73.44% of its outstanding post-exchange units (after giving effect to the exchange of all pre-exchange units whether such units were actually submitted or not). The Agreement provided for the sale of the units of beneficial interest owned by Southward Acquisition Corporation as well as all of the outstanding shares of various privately owned companies which are owned by T.D. Fender, his family members, and affiliated parties. The Agreement also provided for the sale of three parcels of land not owned by the Registrant which are located on Great Harbour Cay or in its immediate vicinity.

         On September 11, 1998, Indeco, Inc. provided written notice that it had elected to terminate the Agreement in accordance with the terms and conditions of the Agreement that permitted the purchaser to do so. Accordingly, the potential change of control will not occur as a result of the Agreement.




                                    EXHIBITS


                                      None


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                                                               Page 3 of 3 Pages



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    SOUTHWARD VENTURES DEPOSITARY TRUST
                                               (Registrant)



                                    BY:      /S/ GINO J. DIMARCO, TRUSTEE
                                             ----------------------------------
                                             GINO J. DiMARCO, Trustee


Dated:   September 17, 1998